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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2004, except for Note 18, for which the date is April 21, 2004, relating to the financial statements and financial statement schedule of InfraSource Services, Inc. and subsidiaries as of December 31, 2003 and for the period May 30, 2003 (inception) to December 31, 2003, which appears in Registration Statement No. 333-112375 on Form S-1 of InfraSource Services, Inc.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 19, 2004

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  Exhibit 23.2